Exhibit 10.42

                                    Dividend
                                  Reinvestment
                                    and Stock
                                    Purchase
                                      Plan



                               DEAR SHAREHOLDER:

     We cordially invite you to participate in the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan. You only need to be a shareholder of record to join either or both of the Plan's two convenient options. Under Option I you may have all or a portion of your dividends automatically reinvested in shares of Common Stock of Forest City. Under Option II, whenever you wish, you may make monthly cash payments (but not more frequently than once a month), which will be used to buy additional shares of Common Stock for you. Option III combines both Options I and II. All costs and service charges incurred in purchasing Common Stock through the Plan are paid by the Company. However, you will incur brokerage commissions on shares sold under the Plan.

     This Plan provides you with an economical and convenient method for investing in additional shares of Forest City Enterprises, Inc. Common Stock. Your participation in the Plan is, of course, completely voluntary, and may be discontinued at any time.

     Details of the Plan are contained in this brochure. We recommend that you read it carefully and retain if for future reference.

     All  questions,   inquiries,   remittances,  and  other  correspondence  in
connection with the Plan should be addressed to the Plan Administrator, National City Bank.

Sincerely,


Samuel H. Miller
Co-Chairman of the Board
and Treasurer


Albert B. Ratner
Co-Chairman of the Board


Charles A. Ratner
President and Chief Executive Officer

                            DESCRIPTION OF THE PLAN

WHAT IS THE PURPOSE OF THE PLAN?

     The Dividend Reinvestment and Stock Purchase Plan ("Plan") offers you an opportunity under the Dividend Reinvestment Option ("Option I") to purchase shares of Common Stock of Forest City Enterprises, Inc. (the "Company") with all or a portion of your dividends, at a 3% discount to market price at the time of purchase. Under the Stock Purchase Option ("Option II") you may purchase shares of Common Stock with cash payments ranging from a minimum of $10 to a maximum of $5,000 monthly, although you may make cash payments less frequently if you wish. Both Options in the Plan provide you with a 3% discount to market price at the time of purchase and both Options are offered through National City Bank (the "Bank"). These Options have been designed for you as a shareholder of the Company whether you own many shares or just a few. You may choose either Option or both. Details of the Plan, the Options, and their benefits to you as a shareholder of the Company are contained in this brochure.

WHAT ARE THE BENEFITS OF THE PLAN?

  You do not pay a commission as you would if you invested through a broker. Your dividend or cash is invested in full and fractional shares at a 3% discount to market price, and the Company pays the Bank's service charges and the brokerage commissions for purchases under both Option I and Option II. However, you will incur brokerage commissions on shares sold under the Plan.

  You will receive an acknowledgment from the Bank each time you send cash to invest. You also will receive a statement from the Bank each time your dividends or cash payments are invested.

  Your dollars are invested in full and fractional shares to three decimal places.

 . You may reinvest all or a portion of your dividends.

  All Common Shares purchased through the Plan are held by the Bank for you as beneficial owner, in the name of the Bank or the Bank's nominee. This convenience provides protection against certificates being lost, misplaced or stolen.

   Even small dividend payments may be fully utilized.

  The Plan is entirely voluntary, and you may terminate your participation at any time.

 .    You may send  the Bank  your  other  Forest  City  share  certificates  for safekeeping, free of charge.

 .    You maintain the voting rights on full and fractional shares in the Plan.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

If you are a holder of Class A Common Stock or Class B Common Stock and your shares are registered in your name, you are eligible to participate in the Plan. If your shares are registered in a name other than your own and you would like to participate, you must make arrangements with your broker, bank or other entity acting in a representative capacity to have all or a portion of your shares transferred into your name.

HOW DOES THE PLAN WORK?

  OPTION I  DIVIDEND REINVESTMENT OPTION

     Under this Option, you authorize the Company to pay all of your dividends or, if you prefer, a portion of your dividends on Class A Common Stock and/or Class B Common Stock to the Bank for the purchase of Class A Common Stock and/or Class B Common Stock, as the case may be, on the open market. Dividends from a specific Class of Common Stock can only be reinvested in that Class of Common Stock. When the Bank makes the purchase, your account is credited with the number of full and fractional shares purchased with your dividends. Fractional shares are carried to three decimal places. All full and fractional shares in your account will earn future dividends for you, thereby further increasing your shareholdings in the Company. Dividends and cash payments held by the Bank on dividend payment dates will be invested as promptly as practicable.

  OPTION II  STOCK PURCHASE OPTION

If you take advantage of this Option, you may send the Bank a check or money order payable to "National City Bank" in any amount from $10 to $5,000, along with instructions for the Bank to purchase shares of Forest City Common Stock for your account. You may only purchase the same Class of Common Stock as you hold. If you hold both Class A Common Stock and Class B Common Stock, you may purchase either Class of Common Stock under this Option. Please be certain to include your name, address and Social Security (or taxpayer identification) number along with any communication to the Bank.

     You may do this from time to time as you wish, but not more frequently than once a month. The Bank will purchase shares at a 3% discount to market price and credit your account with such purchases. Cash payments will be invested on the fifteenth of each month or as soon thereafter as practicable. You may wish to time your cash payments accordingly. No interest will be paid on the uninvested cash that remains in your account between monthly purchases.

     Under Option II, you will continue to receive your dividend checks on Class A Common Stock and Class B Common Stock of the Company registered in your name, unless you also elect to participate in Option I. Dividends on shares purchased through Option II and held by the Bank will be reinvested automatically.

  OPTION III  BOTH OPTIONS

     Under both Options, the Bank will combine dividends received on record shares and on issued shares for a participant's ("Participant") account with any cash payments made by the Participant.

     Each time funds are invested, you will receive a detailed statement of your account, showing dividends and any cash payments received, shares purchased, price per share, brokerage commissions paid and total shares held for you by the Bank. Your statement will include a detachable form to be used to give the Bank notice of a change of address, to provide instructions for the sale or withdrawal of shares, to make cash payments under Option II, or to terminate your participation in the Plan.

     For your convenience, the Bank will retain your shares for you, unless you request a share certificate. You may terminate your participation in either Option at any time as provided in the Dividend Reinvestment and Stock Purchase Plan Agreement ("Agreement"). Should you terminate your participation, you will receive share certificates issued in your name for your full shares and cash for the fractional shares sold for your account. You also may elect to have all of your shares sold and receive cash upon termination of your participation. You will incur brokerage commissions on shares sold under the Plan.

     As a Participant in the Plan you may direct the voting of all full and fractional shares in your account and will continue to receive all literature sent to shareholders of the Company.

HOW DO I ENROLL IN THE PLAN?

     As a shareholder of record, you may enroll in the Plan by signing the enclosed authorization card, checking Option I or Option II or Option III, and returning the card to the Bank at the address shown in this brochure.

OPTION  I WILL  BEGIN  ON THE NEXT  DIVIDEND  RECORD  DATE  AFTER  YOUR  CARD IS
RECEIVED.

     Forest City's regular quarterly dividends, to the extent declared by the Board of Directors, are usually payable to shareholders of record on the first business day of March, June, September and December.

     Forest City's dividends are usually paid on the 15th day of March, June, September and December. When the 15th day is a Saturday, Sunday or holiday, the dividend is usually paid on the next business day.

         OPTION II WILL START WHEN YOUR FIRST REMITTANCE IS RECEIVED.

HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

     As a Participant, you may change your investment option at any time by completing a new Authorization Card and returning it to the Plan Administrator, National City Bank, at the address shown in this brochure.

ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     Participants  incur  no  service  charges  or  brokerage   commissions  for
purchases made under the Plan. However, Participants will incur brokerage commissions on shares sold under the Plan.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS IN THE PLAN?

     Participants in the Plan have the same Federal income tax obligations with respect to their dividends as do shareholders who do not participate in the Plan. Therefore, reinvested dividends are taxable as having been received in cash even though the Participant uses them to purchase additional shares under the Plan. In addition, the amount of the 3% discount from the market price, which amount will be paid on behalf of the Participants by the Company, will be taxable as ordinary income. Also, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by the Company for shares purchased on a Participant's behalf is to be treated as a distribution to the Participant which is subject to income tax in the same manner as dividends. The amount of such brokerage commissions and discount amount will increase the Participant's tax basis for those shares purchased under the Plan. Thus, a Participant's tax basis for shares purchased under the Plan with reinvested dividends or optional cash payments will be equal to the amount paid by the participant for the shares plus the amount of brokerage commissions included as a distribution to the Participant, plus the amount of the discount.

     A Form 1099-DIV will be sent to you annually reporting the dividends earned and brokerage commissions and discount paid by the company for that year. These amounts should be reported on your Federal income tax return. A Form 1099-B will be sent to you if you sold shares under the Plan. All statements pertaining to your account should be retained for the purpose of computing income tax upon the sale of any shares held in your account.

     Participants are advised to consult their personal tax advisor to determine the tax consequences that may result from their participation in the Plan and from subsequent sales or other dispositions of shares purchased under the Plan.

HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN?

     You may terminate your account at any time by notifying the Bank in writing. See the Agreement below for details and specific instructions.

                         Dividend Reinvestment and Stock
                               Purchase Agreement


1. The Bank, as agent for the Participant, will:

     a.Apply cash dividends on all, or any portion of, the Class A Common Stock and/or Class B Common Stock of the Company held by the Participant and on any full shares or fractional interest in one share (to three decimal places) acquired through the Plan.

     b.Apply cash payments of $10 to $5,000 (but not more than once a month) received from the Participant for such purpose under Option II, as the Participant may elect, to the purchase of full and fractional shares of Class A Common Stock or Class B Common Stock (or both, as the case may be) of the Company for the Participant's account. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or in negotiated transactions, and may be on such terms as to price, delivery, and otherwise as the Bank, in its sole discretion, may determine.

2. In making purchases for the Participant's account, the Bank may commingle the Participant's dividends and cash payments with those of other Participants. In the case of each purchase, the price at which the Bank shall be deemed to have acquired shares for the Participants' accounts shall be the average price of all shares purchased by it from funds used for such purchase. The Bank may hold the shares of all Participants together in its name or in the name of its nominee. The Bank shall have sole discretion as to (i) the price per share of Common Stock of the Company it purchases or sells on behalf of a Participant, (ii) where such purchases or sales may be made, whether on any securities exchange where the shares of Common Stock of the Company are traded, in the over-the-counter market, or in negotiated transactions, (iii) the terms of the purchase or sale, including the timing thereof and the method of delivery, and
(iv) the selection of the Broker or other agent from, to or through, which such purchases or sales are made. The Bank shall have no responsibility as to the market value of the Common Stock of the Company acquired for the Participant's account. Dividends will be reinvested by the Bank promptly after the dividend payment date, and in no event will dividends or cash payments be invested by the Bank later than thirty days after receipt of dividends or thirty-five days after receipt of cash payments. It is understood that, in any event, the Bank shall have no liability in connection with its inability to purchase shares for reasons beyond the Bank's control. Participants' funds held by the Bank will not bear interest. A Participant may withdraw any cash payment by written notice providing that the notice is received by the Bank not less than two business days before the payment is to be invested.

3. Following each purchase, the Bank will send to each Participant an information statement concerning the transaction and showing the current shares in the account.

4. No certificates will be issued to the Participant for shares in the account unless the Participant so requests the Bank in writing or unless the account is terminated. The Participant may request that a certificate be sent to the Participant for full shares credited to the account without terminating the account. Requests for account termination will be processed by the bank without charge to the Participant. No certificate for a fractional share will be issued.

5. All of the Bank's service charges and all brokerage commissions as well as 3% of the purchase price for each share purchase will be paid by the Company on behalf of the Participants. However, Participants will incur brokerage commissions on shares sold under the Plan. The Bank may charge for any additional services it performs at the request of the Participant which are not provided for herein.

6. It is understood that the reinvestment of dividends does not relieve the Participant of his or her obligation to pay any taxes due on such dividends. The Bank will report annually to each Participant and to the Federal Government the amount of dividends credited to the Participant's account during the year, brokerage commissions and discount amount paid on the Participant's behalf, and any sales transactions.

7. The Bank will send to every Participant a form of proxy representing the Common Shares of the Company held by the Participant in his or her account. If a Participant does not direct the Bank as to how to vote the shares, the Bank will not vote them.

8. a. A Participant may terminate his or her account at any time by notifying the Bank. All dividends having a record date after receipt of such letter will be paid directly to the Participant. In requesting termination, a Participant may elect to receive either shares or cash for the full shares in the account. If cash is elected, the Bank will sell such shares and send the net proceeds to the Participant as soon as practicable less any brokerage commissions. If no election is made in the request for termination, a certificate for all full shares held in the Participant's account will be issued.

     b. The Bank may terminate any Participant's account at any time at its discretion.

     c. In any case, the Participant will receive cash in lieu of any fractional interest in a share at the then current market value of Common Shares of the Company.

     d. If a Participant in Option I of the Plan disposes of all shares registered in his or her name on the books of the Company, and such disposal occurs after a dividend record date so that the Bank thereafter receives a dividend payment, then the Bank at its discretion may continue to reinvest the dividends paid on the shares in the Participant's account until otherwise notified in writing by the Participant.

     e. The Participant may sell part of the shares or request partial delivery of the shares in his or her account without terminating the account. Brokerage commissions on shares sold under the Plan will be incurred by the Participant.

9. a. It is understood that share dividends, share splits or proceeds of sale of stock purchase rights on shares held for the Participant under the Plan will be credited to the Participant's account.

     b. It is further understood that dividends on shares belonging to the Participant under Option I will be credited to the Participant's account.

     c. In the event that the Company makes available to its Shareholders, rights to purchase additional shares, debentures or other securities, the Bank shall sell such rights accruing to shares held by the Bank for Participants and invest the resulting funds in Common Shares on the next investment date. The Bank may at its sole discretion, hold the shares of all Participants together in its name or in the name of its nominee. In the event the Participant desires to personally exercise any rights which may accrue from time to time to shares held in the Participant's account, the Participant must request distribution of certificates as provided for in Paragraph 4 above, prior to the time such rights accrue.

10. The Participant may elect to send the Bank the Participant's other Company share certificates for safekeeping by the Bank without charge to the Participant. Since they bear the risk of loss during transit, Participants are advised to send certificates by registered mail, properly insured, return receipt requested. Such certificates should not be endorsed.

11. The Bank shall not be liable hereunder for any act or failure to act, including without limitation, any claim of liability (a) arising out of a failure to terminate the Participant's account upon such Participant's death or adjudication of incompetency prior to receipt of notice in writing of the death or incompetency; (b) with respect to the prices at which such shares are purchased or sold for a Participant's account; and (c) certificates which are sent by the Participant to the Bank and are lost in transit prior to receipt by the Bank.

12. The Participant agrees to notify the Bank promptly in writing of any change of address. Notices to the Participant may be given by letter addressed to the Participant at the last known address as reflected by the records of the Bank.

13. This Agreement may be amended, modified, or supplemented at any time by the Bank with thirty (30) days' prior notice to the Participant of such amendment, modification, or supplement, mailed to the Participant at the last known address as reflected by the records of the Bank. The Bank retains the right to terminate or suspend the Bank's duty of making purchases or sales on behalf of a Participant under the Plan, in the event that the Company notifies the Bank that the Company believes that any purchases or sales of Common Shares of the Company by the Bank would be in violation of any rule or regulation of the Securities Exchange Commission or of any exchange, including the over-the-counter market, on which the Common Shares of the Company are traded or would be in violation of any other federal or state securities' law and the Company so notifies the Bank in writing. In such event, the Bank shall promptly notify each Participant by notice mailed to the Participant as set forth above of such termination or suspension.

14. This Agreement, the authorization card signed by the Participant (which is deemed a part of this Agreement), and the account shall all be governed by and construed in accordance with the laws of the State of Ohio and the rules and regulations of the Securities and Exchange Commission as they may be changed or amended from time to time.

                          Forest City Enterprises, Inc.
                               1100 Terminal Tower
                                50 Public Square
                              Cleveland, Ohio 44113























                                     Agent:

                               NATIONAL CITY BANK
                           Corporate Trust Department
                           Dividend Reinvestment Plan
                                 P.O. Box 94946
                           Cleveland, Ohio 44101-4946
                            Telephone 1-800-622-6757

                         Forest City Enterprises, Inc.
                               1100 Terminal Tower
                                50 Public Square
                                 Cleveland, Ohio




                            Return Service Requested

FOREST CITY ENTERPRISES, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN AUTHORIZATION

     I hereby authorize Forest City Enterprises, Inc. to pay to National City Bank ("Agent") dividends and other distributions payable to me on shares of Forest City Class A Common Stock registered in my name, as indicated below, and appoint the Agent as my agent to purchase full and fractional shares of Forest City Class A Common Stock for such dividends and/or optional cash payments as I may make. My participation in the Plan and this authorization are subject to the terms and conditions of the Plan Agreement of which I have a copy. I understand that I may terminate my participation at any time.

|_|I   Dividend Reinvestment Option:            Mail this authorization to:
       Reinvest the dividends on shares of
       class A Common Stock which are           National City Bank
       registered in my name as follows:        P.O. Box 94946
       |_|100%    |_| %                         Cleveland, Ohio 44101-4946

|_|II  Stock Purchase Option:                   CHECK ONE OF THE BOXES AND
                                                SIGN BELOW.
       I shall from time to time make cash      An optional cash paymenT of
       payments to purchase additional shares   of $ is enclosed.
       of Class A Common Stock. Dividends on
       such shares purchased under the Plan     DATE
       will be reinvested. All dividends on
       shares registered in my name, other      SIGNATURE(S)
       than in the Plan, are to be paid
       directly to me.                         (All owners must sign exactly
                                                as shown on stock certificates.)
|_|III Both Options:
       Reinvest the dividends on shares of
       Class A Common Stock held by me as
       follows:
       |_| 100%    |_| %
       I shall also make optional cash payments from time to time to purchase shares of Class A Common Stock on which dividends are to be reinvested.


PRINT NAME:  ACCOUNT NO.

      (AS IT APPEARS ON YOUR CERTIFICATES)

                                             TAXPAYER I.D. NO.:

                                             ADDRESS:



                                            (Include Zip Code)

                                             NOTE: Please sign the reverse side,
                                             and check (x) the desired option.

FOREST CITY ENTERPRISES, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN AUTHORIZATION

     I hereby authorize Forest City Enterprises, Inc. to pay to National City Bank ("Agent") dividends and other distributions payable to me on shares of Forest City Class B Common Stock registered in my name, as indicated below, and appoint the Agent as my agent to purchase full and fractional shares of Forest City Class B Common Stock for such dividends and/or optional cash payments as I may make. My participation in the Plan and this authorization are subject to the terms and conditions of the Plan Agreement of which I have a copy. I understand that I may terminate my participation at any time.

|_|I   Dividend Reinvestment Option:            Mail this authorization to:
       Reinvest the dividends on shares of
       Class B Common Stock which are           National City Bank
       registered in my name as follows:        P.O. Box 94946
       |_|100%    |_| %                         Cleveland, Ohio 44101-4946

|_|II  Stock Purchase Option:                   CHECK ONE OF THE BOXES AND
                                                SIGN BELOW.
       I shall from time to time make cash      An optional cash payment
       payments to purchase additional shares   of $ is enclosed.
       of Class B Common Stock. Dividends on
       such shares purchased under the Plan     DATE
       will be reinvested. All dividends on
       shares registered in my name, other      SIGNATURE(S)
       than in the Plan, are to be paid
       directly to me.                         (All owners must sign exactly as
                                                shown on stock certificates.)
|_|III Both Options:
       Reinvest the dividends on shares of
       Class B Common Stock held by me as
       follows:
       |_| 100%    |_| %
       I shall also make optional cash payments from time to time to purchase shares of Class B Common Stock on which dividends are to be reinvested.


PRINT NAME:  ACCOUNT NO.

             (AS IT APPEARS ON YOUR CERTIFICATES)

                                             TAXPAYER I.D. NO.:

                                             ADDRESS:

                                            (Include Zip Code)

                                             NOTE: Please sign the reverse side,
                                             and check (x) the desired option.